Exhibit 99.1

Contact:

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com

Strategy Announces Third Quarter 2025 Financial Results;

Net Income of $2.8 Billion and Diluted EPS of $8.42

Earnings Highlights

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$3.9 billion of Operating Income in Q3
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$2.8 billion of Net Income in Q3
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$8.42 of Diluted Earnings per Share in Q3

Bitcoin Highlights (as of October 26, 2025)

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640,808 bitcoin holdings at a total cost of $47.44 billion, or $74,032 per bitcoin
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26.0% BTC Yield achieved in 2025 YTD
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$12.9 billion BTC $ Gain achieved in 2025 YTD

FY2025 Earnings Guidance

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Operating Income of $34 billion
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Net Income of $24 billion
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Diluted Earnings per Share of $80 per share

TYSONS CORNER, Va., October 30, 2025 – Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR) (“Strategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announces financial results for the three-month period ended September 30, 2025 (the third quarter of its 2025 fiscal year).

“In the third quarter and into October, Strategy continued to strengthen its position as the world’s leading Bitcoin Treasury Company. We increased our bitcoin holdings to 640,808 bitcoin and have raised $20 billion year-to-date through our robust capital markets platform. We remain fully aligned with our STRC guidance framework and have announced a 25 bps increase in the STRC dividend rate to 10.50% for November. We are also actively laying the groundwork for credit securities in international jurisdictions, positioning Strategy to become a dominant credit issuer globally. With this momentum, we are reaffirming our full year targets of $20 billion BTC $ Gain and 30% BTC Yield.” said Phong Le, President and Chief Executive Officer.

“Strategy generated third quarter 2025 operating income of $3.9 billion, net income of $2.8 billion and diluted EPS of $8.42 per share, our second consecutive quarter of significant positive earnings, built on the strength of our Bitcoin balance sheet and the capitalization of the company on digital credit. We generated BTC Yield of 26% and BTC $ Gain of $13 billion, year-to-date, and we are reaffirming our full-year guidance for operating income of $34 billion, net income of $24 billion, and diluted EPS of $80 per share, based on a BTC price outlook of $150,000 at the end of the year,” said Andrew Kang, Chief Financial Officer.

“Strategy has built over $71 billion of transparent, scalable, and homogeneous collateral, enabling us to be the leading issuer of digital credit with a broad suite of securities across the yield and volatility spectrum. Our digital treasury business model allows us to create tax-efficient credit instruments with ‘ROC’ (return of capital) dividends, offering superior yield compared to traditional credit. S&P recently issued a ‘B-’ credit rating for Strategy*, which we believe will substantially expand the addressable market for our securities, and we continue to innovate with new credit instruments. Together, we believe these developments will drive greater BTC amplification to the benefit of our common stock investors,” said Michael Saylor, Executive Chairman.

* Ratings are opinions of creditworthiness, not statements of fact, guarantees of performance, or investment recommendations, and may be changed, suspended, or withdrawn at any time.

Q3 Financial Summary

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Operating Income: Operating income for the third quarter of 2025 was $3.9 billion, compared to an operating loss of $432.6 million for the third quarter of 2024. Operating income for the third quarter of 2025 includes an unrealized gain on the Company’s digital assets of $3.9 billion. This is the third quarterly reporting period in which we have applied fair value accounting. Digital asset impairment losses for the third quarter of 2024, determined in accordance with the cost-less-impairment accounting model we were subject to prior to January 1, 2025, were $412.1 million.
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Net Income and Net Income Attributable to Common Stock: Net income for the third quarter of 2025 was $2.8 billion, or $8.42 per common share on a diluted basis, as compared to a net loss of $340.2 million, or $1.72 per common share on a diluted basis, for the third quarter of 2024. Net income attributable to common stockholders for the third quarter of 2025 was $2.6 billion, compared to a net loss of $340.2 million for the third quarter of 2024.
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Cash and Cash Equivalents: As of September 30, 2025, the Company had cash and cash equivalents of $54.3 million, as compared to $38.1 million as of December 31, 2024, an increase of $16.2 million.
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Software Highlights
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Revenues:
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Total revenues were $128.7 million, a 10.9% increase year-over-year, compared to the third quarter of 2024.
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Subscription Services Revenues were $46.0 million, a 65.4% increase year-over-year.
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Product licenses and subscription services revenues were $63.3 million, a 62.9% increase year-over-year.
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Product support revenues were $51.1 million, a 16.2% decrease year-over-year.
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Other services revenues were $14.2 million, a 12.0% decrease year-over-year.
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Gross Profit: Gross profit for the third quarter of 2025 was $90.7 million, representing a 70.5% gross margin, compared to $81.7 million, representing a gross margin of 70.4%, for the third quarter of 2024.

Bitcoin Summary

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BTC Yield: Achieved BTC Yield of 26.0% year-to-date (as of October 26, 2025), compared to the full year 2025 target of 30%.
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BTC Gain: Achieved BTC Gain of 116,555 year-to-date (as of October 26, 2025).
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BTC $ Gain: Achieved BTC $ Gain of $12.9 billion year-to-date (based on bitcoin price of approximately $110,600 as of October 24, 2025), compared to the full year 2025 target of $20 billion.
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Digital Assets: As of October 26, 2025, the Company’s digital assets were comprised of approximately 640,808 bitcoins, with an original cost basis and market value of $47.4 billion and $70.9 billion, respectively, which reflects an average cost per bitcoin of approximately $74,032 and a market price per bitcoin of approximately $110,600, respectively.

Additional information about the Company’s Bitcoin KPIs is included in Strategy’s “Q3 2025 Earnings Presentation,” which will be available under the “Events and Presentations” section of Strategy’s investor relations website at http://www.strategy.com/investor-relations.

Capital Markets Summary

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The Company received aggregate net proceeds of approximately $5.1 billion during the three months ended September 30, 2025, and additional aggregate net proceeds of approximately $89.5 million between October 1, 2025 and October 26, 2025, from the following transactions:
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Common Stock ATM Program: During the three months ended September 30, 2025, the Company received aggregate net proceeds of approximately $2.2 billion through the issuance and sale of 5,712,041 shares of its class A common stock. Between October 1, 2025 and October 26, 2025, the Company did not issue shares of its class A common stock under its Common Stock ATM Program. As of October 26, 2025, approximately $15.9 billion remained available under the program.
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STRK ATM Program: During the three months ended September 30, 2025, the Company received aggregate net proceeds of approximately $152.8 million through the issuance and sale of 1,404,499 shares of its 8.00% Series A Perpetual Strike Preferred Stock (“STRK Stock”) under its at-the-market STRK Stock offering program (the “STRK ATM Program”). Between October 1, 2025 and October 26, 2025, the Company received aggregate net proceeds of approximately $23.8 million through the issuance and sale of an additional 263,278 shares of its STRK Stock under the STRK ATM Program. As of October 26, 2025, approximately $20.4 billion remained available for issuance under the STRK ATM Program.
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STRF ATM Program: During the three months ended September 30, 2025, the Company received aggregate net proceeds of approximately $217.3 million through the issuance and sale of 1,881,542 shares of its 10.00% Series A Perpetual Strife Preferred Stock (“STRF Stock”) under its at-the-market STRF Stock offering program (the “STRF ATM Program”). Between October 1, 2025 and October 26, 2025, the Company received aggregate net proceeds of approximately $50.4 million through the issuance and sale of an additional 446,503 shares of its STRF Stock under the STRF ATM Program. As of October 26, 2025, approximately $1.7 billion remained available for issuance under the STRF ATM Program.
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STRD Stock ATM Program: During the three months ended September 30, 2025, the Company received aggregate net proceeds of approximately $48.5 million through the issuance and sale of 557,441 shares of its 10.00% Series A Perpetual Stride Preferred Stock (“STRD Stock”) under its at-the-market STRD Stock offering program (the “STRD ATM Program”). Between October 1, 2025 and October 26, 2025, the Company received aggregate net proceeds of approximately $15.3 million through the issuance and sale of an additional 188,477 shares of STRD Stock under the STRD ATM Program. As of October 26, 2025, approximately $4.1 billion remained available for issuance under the STRD ATM Program.
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IPO of STRC Stock: In July 2025, the Company received net proceeds of approximately $2.5 billion through the issuance and sale of 28,011,111 shares of the Variable Rate Series A Perpetual Stretch Preferred Stock (“STRC Stock”) at a public offering price of $90.00 per share.
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STRC Stock Dividend: Since the IPO of the STRC Stock, the Company has declared and paid, or will pay, the following dividends:

Month	Annualized STRC Rate	Dividend (USD/Share)	Payment Date
July/August	9.00%	$0.80	August 31, 2025
September	10.00%	$0.83	September 30, 2025
October	10.25%	$0.85	October 31, 2025
November	10.50%	$0.88	November 30, 2025

FY2025 Earnings Guidance:

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Strategy is reaffirming its forward guidance to provide increased transparency around the combined impact of our Bitcoin holdings and capital markets activity to our results assuming a year-end 2025 Bitcoin price of $150,000:
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FY2025 Operating Income of approximately $34 billion
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FY2025 Net Income of approximately $24 billion
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FY2025 Diluted EPS of approximately $80 per share

This guidance incorporates anticipated proceeds from preferred stock offerings, and the resulting growth in Bitcoin holdings.

Strategy bases its assumptions with respect to the fair market value of bitcoin as of December 31, 2025 on, among other things, research analyst reports published by third-parties available to us as of the date of publication of our guidance. Strategy has adopted ASU 2023-08, which requires that Strategy measure its bitcoin holdings at fair value, with gains and losses from changes in the fair value of bitcoin recognized in net income (loss) at each reporting period. As a result, and due to Strategy’s significant bitcoin holdings, Strategy’s earnings results are extremely sensitive to changes in the market price of bitcoin. Strategy can provide no assurance or guarantee as to the price of bitcoin as of December 31, 2025, and as a result Strategy’s actual results may vary materially from its projected results if the market price of bitcoin as of December 31, 2025 varies materially from these assumptions. Strategy undertakes no obligation to update this guidance, other than as may be required by applicable law. Investors are cautioned not to place undue reliance on this guidance.

FY2025 Bitcoin KPI Targets:

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Strategy is reaffirming its 2025 Bitcoin KPI targets in light of strong execution and capital markets activity year-to-date, assuming a year-end 2025 Bitcoin price of $150,000:
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FY2025 BTC Yield Target: 30.0%
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FY2025 BTC $ Gain Target: $20 billion

We expect to achieve these targets through preferred stock offerings, disciplined common stock issuance guided by mNAV thresholds, and the resulting expansion of our bitcoin holdings.

STRC Dividend Rate Guidance

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STRC Dividend Adjustment Framework: Strategy is reaffirming its rules-based monthly dividend recommendation framework for STRC Stock. Strategy’s current intention, subject to change in its sole discretion, is to evaluate dividend rates each month using the five-day volume-weighted average price (VWAP) of STRC Stock for the five trading days prior to the last trading day of the month, as follows:
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Below $95.00: Recommend a dividend rate increase of 50 basis points or more for the next period.
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$95.00 - $98.99: Recommend a dividend rate increase of 25 basis points or more for the next period.
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$99.00 - $100.99: No change in the dividend rate is anticipated. However, management may use its discretion to recommend a minor increase or decrease of 25 basis points depending on prevailing market and capital conditions.
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$101.00 and above: Recommend a dividend rate decrease of 25 basis points, or a larger decrease if one-month term SOFR interest rates declined during that month (in each case, subject to the cap on rate reductions described in the Prospectus and Certificate of Designations for the STRC Stock), and/or a follow-on offering of STRC Stock.

All recommended dividend rate changes under this framework are subject to approval by the Company’s Board of Directors, and dividends will only be declared and paid when, as, and if the Board determines such changes are in the best interest of the Company and its stockholders. This structured approach is intended to maintain the trading price of STRC Stock near its $100 per share Stated Amount. There can be no assurance that the recommended dividend adjustments will achieve such intention. Strategy may change or suspend this framework at any time in its sole discretion, consistent with the terms of the STRC Stock.

Common Stock ATM Guidance

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mNAV-Based Common Stock ATM Issuance Discipline: Strategy is reaffirming the “mNAV” thresholds (defined below) at which it will utilize its at-the-market offering program for its class A common stock (“Common Stock ATM Program”) to fund the purchase of bitcoin. Strategy will operate its Common Stock ATM Program in line with the following framework:
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Below 2.5x mNAV: Strategy will tactically issue common equity below this threshold to (1) pay interest on debt obligations, (2) fund preferred equity dividends and (3) when otherwise deemed advantageous to the company.
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2.5x to 4.0x mNAV: Strategy will opportunistically issue common equity to acquire bitcoin.
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Above 4.0x mNAV: Strategy will actively issue common equity to acquire bitcoin.

Management will review these mNAV thresholds periodically and may update the mNAV thresholds in its sole discretion. The current mNAV is published on strategy.com and in the Strategy app so that investors can track in real time the valuation metrics we use internally.

mNAV represents a multiple of Bitcoin NAV, calculated by dividing Enterprise Value (as defined below) by Bitcoin NAV (as defined below). Although Bitcoin NAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. Additionally, it is not a measure of the amount by which our enterprise value exceeds net asset value in the traditional financial sense of those terms. Investors should rely on the financial statements and other disclosures contained in our SEC filings. This metric is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

ROC Dividend Guidance

The current return of capital (“ROC”) treatment of dividends paid in respect of our preferred equity is due to Strategy’s negative tax earnings & profits (“E&P”). The Company believes it does not have any accumulated tax E&P, does not expect to generate current tax E&P, and therefore expects ROC dividends to continue for the foreseeable future, i.e., ten years or more.

Dividends on our preferred securities from a US federal income tax perspective currently receive tax-deferred ROC treatment. Such dividends are not taxed when received to the extent of an investor’s adjusted tax basis in our preferred equity (in general, originally equal to an investor’s “cost”), and taxation is deferred until the investor sells the security or the investor’s cost basis is reduced to zero ($0). At the time of sale, capital gains are taxed based on the selling price less the “reduced” cost basis, taking into account ROC dividends previously received. Dividends received after an investor’s cost basis is reduced to zero ($0) are generally taxed at capital gains rates.

Strategy Dashboard

Strategy maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Conference Call

Strategy will be discussing its third quarter 2025 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About Strategy

Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of Strategy Inc in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Important Information About KPIs

Bitcoin Per Share (BPS) is a key performance indicator (“KPI”) that represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of Satoshis, where:

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“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
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“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs.
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A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, currently the smallest indivisible unit of a bitcoin.

BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period.

BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.

The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:

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in the case of BPS, measuring the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period;
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in the case of BTC Yield, measuring the percentage change in BPS from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;
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in the case of BTC Gain, hypothetically expressing the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its BTC Yield; and
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in the case of BTC $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above; and

When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they

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do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank to senior to those of our common equity; and
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assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.

BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:

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BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share. Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company.
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BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
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BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income for the reported period. As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain. For example, if we increase our bitcoin holdings relative to our Assumed Diluted Shares Outstanding during a reported period, we would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if we report significant unrealized loss on digital assets for the period. Similarly, if we increase our Assumed Diluted Shares Outstanding at a faster rate than our bitcoin holdings, then we would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if we report significant unrealized gain on digital assets for the period.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.

If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin.

In addition, we are required to pay dividends with respect to our perpetual preferred stock in perpetuity. We could pay these dividends with cash or, in the case of STRK Stock, by issuing shares of class A common stock. We have issued shares of class A common stock for cash to fund the payment of cash dividends, and we may in the future issue shares of class A common stock in lieu of paying dividends on STRK Stock. As a result, we have experienced, and may experience in the future, increases in Assumed Diluted Shares Outstanding without corresponding increases in our bitcoin holdings, resulting in decreases in BPS, BTC Yield, BTC Gain and BTC $ Gain for the periods in which such issuance of shares of class A common stock occurred.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals.  The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

These KPIs are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Additional Definitions

Enterprise Value for these purposes means the sum of the market capitalization of the all basic shares of common stock outstanding, the notional value of our outstanding indebtedness as most recently reported by us in our public filings with the Securities and Exchange Commission, the notional value of our outstanding perpetual preferred stock less our cash balance as most recently reported by us in our public filings with the Securities and Exchange Commission. It does not reflect enterprise value as used in the traditional financial sense of the term.

Bitcoin NAV for these purposes means the market value of our bitcoin holdings calculated by multiplying the current market price of one bitcoin by the total number of bitcoins that we hold. Although it incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.

Forward-Looking Statements

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, including our guidance relating to our future operating income, net income, diluted earnings per share, operating income, and net income, our targets for our BTC Yield, BTC Gain and BTC $ Gain KPIs, statements regarding the recommendations that will be made to adjust dividends for our STRC Stock, statements regarding the circumstances under which we will issue class A common stock pursuant to our ATM program, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of Strategy Inc and its subsidiaries (Company) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the risk that the price of a bitcoin as of December 31, 2025 may be substantially different than $150,000, which would cause our actual results to vary substantially from the guidance provided herein relating to future operating income, net income, and diluted earnings per share, fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that the Company may record in its financial statements as a result of a change in the market price of bitcoin from the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products and other investment vehicles for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

STRATEGY INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product licenses	$17,373	$11,087	$31,820	$33,311
Subscription services	45,972	27,800	123,899	74,846
Total product licenses and subscription services	63,345	38,887	155,719	108,157
Product support	51,118	61,015	155,728	185,440
Other services	14,228	16,169	42,798	49,162
Total revenues	128,691	116,071	354,245	342,759
Cost of revenues:
Product licenses	632	769	2,765	2,130
Subscription services	19,594	11,454	49,929	29,618
Total product licenses and subscription services	20,226	12,223	52,694	31,748
Product support	7,157	8,572	21,802	25,312
Other services	10,630	13,554	33,238	38,239
Total cost of revenues	38,013	34,349	107,734	95,299
Gross profit	90,678	81,722	246,511	247,460
Operating expenses:
Sales and marketing	29,908	35,414	91,131	103,116
Research and development	22,602	33,301	71,096	92,795
General and administrative	38,173	33,505	115,220	104,300
Unrealized gain on digital assets	(3,890,847)	0	(12,032,356)	0
Digital asset impairment losses	0	412,084	0	783,807
Total operating expenses	(3,800,164)	514,304	(11,754,909)	1,084,018
Income (loss) from operations	3,890,842	(432,582)	12,001,420	(836,558)
Interest expense, net	(18,890)	(18,129)	(53,893)	(45,476)
Loss on debt extinguishment	0	(22,933)	0	(22,933)
Other (expense) income, net	(716)	(5,034)	(12,923)	(2,644)
Income (loss) before income taxes	3,871,236	(478,678)	11,934,604	(907,611)
Provision for (benefit from) income taxes	1,086,212	(138,504)	3,346,104	(411,760)
Net income (loss)	2,785,024	(340,174)	$8,588,500	$(495,851)
Dividends on preferred stock	(139,898)	0	(198,040)	0
Net income (loss) attributable to common stockholders of Strategy	$2,645,126	$(340,174)	$8,390,460	$(495,851)
Basic earnings (loss) per common share (1)	$9.30	$(1.72)	$30.83	$(2.71)
Weighted average common shares outstanding - Basic	284,376	197,273	272,143	182,695
Diluted earnings (loss) per common share (1)	$8.42	$(1.72)	$27.71	$(2.71)
Weighted average common shares outstanding - Diluted	315,393	197,273	303,986	182,695

(1)
Basic and fully diluted loss per common share for class A and class B common stock are the same.

STRATEGY INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2025	2024*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,285	$38,117
Restricted cash	1,915	1,780
Accounts receivable, net	113,406	181,203
Prepaid expenses and other current assets	44,345	31,224
Total current assets	213,951	252,324
Digital assets	73,205,725	23,909,373
Property and equipment, net	29,949	26,327
Right-of-use assets	49,236	54,560
Deposits and other assets	114,342	75,794
Deferred tax assets, net	5,835	1,525,307
Total assets	$73,619,038	$25,843,685
Liabilities, Mezzanine Equity and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$48,723	$52,982
Accrued compensation and employee benefits	44,514	58,362
Accrued interest	29,896	5,549
Current portion of long-term debt, net	316	517
Deferred revenue and advance payments	200,641	237,974
Total current liabilities	324,090	355,384
Long-term debt, net	8,173,587	7,191,158
Deferred revenue and advance payments	3,450	4,970
Operating lease liabilities	48,162	56,403
Other long-term liabilities	4,790	5,379
Deferred tax liabilities	6,947,911	407
Total liabilities	15,501,990	7,613,701
Commitments and Contingencies
Mezzanine Equity
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value; 33,200 shares authorized, 11,948 shares issued and outstanding at September 30, 2025; redemption value and liquidation preference of $1,332,115 at September 30, 2025	1,091,342	0
Variable Rate Series A Perpetual Stretch Preferred stock, $0.001 par value; 70,435 shares authorized, 28,011 shares issued and outstanding at September 30, 2025; redemption value and liquidation preference of $2,801,111 at September 30, 2025	2,473,800	0
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value; 269,800 shares authorized, 13,606 shares issued and outstanding at September 30, 2025; redemption value and liquidation preference of $1,360,587 at September 30, 2025	1,193,240	0
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value; 61,176 shares authorized, 12,322 shares issued and outstanding at September 30, 2025; redemption value and liquidation preference of $1,232,214 at September 30, 2025	1,027,948	0
Total mezzanine equity	5,786,330	0
Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 570,389 and 5,000 shares authorized, no shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	0	0
Class A common stock, $0.001 par value; 10,330,000 and 330,000 shares authorized, 267,468 and 226,138 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	267	226
Class B common stock, $0.001 par value; 165,000 shares authorized, 19,640 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	20	20
Additional paid-in capital	33,390,487	20,411,998
Accumulated other comprehensive loss	(5,113)	(15,384)
Retained earnings (accumulated deficit)	18,945,057	(2,166,876)
Total stockholders’ equity	52,330,718	18,229,984
Total liabilities, mezzanine equity and stockholders' equity	$73,619,038	$25,843,685

* Derived from audited financial statements.

STRATEGY INC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2025	2024
	(unaudited)	(unaudited)
Net cash used in operating activities	$(45,612)	$(35,708)
Net cash used in investing activities	(19,417,576)	(4,010,904)
Net cash provided by financing activities	19,476,842	4,046,067
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,649	77
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,303	(468)
Cash, cash equivalents, and restricted cash, beginning of period	39,897	48,673
Cash, cash equivalents, and restricted cash, end of period	$56,200	$48,205

STRATEGY INC

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2024 (before adoption of ASU 2023-08)		$27,968,248	$(4,058,875)	$23,909,373	447,470	$62,503
Cumulative effect upon adoption of ASU 2023-08		0	4,058,875	17,881,048	0	0
Balance immediately following adoption of ASU 2023-08		$27,968,248	$0	$41,790,421	$447,470	$62,503
Digital asset purchases	(a)	7,661,663	n/a	7,661,663	80,715	94,922
Unrealized loss on digital assets			n/a	(5,906,005)
Balance at March 31, 2025		$35,629,911	n/a	$43,546,079	528,185	$67,457
Digital asset purchases	(b)	6,769,205	n/a	6,769,205	69,140	97,906
Unrealized gain on digital assets			n/a	14,047,514
Balance at June 30, 2025		$42,399,116	n/a	$64,362,798	597,325	$70,982
Digital asset purchases	(c)	4,952,080	n/a	4,952,080	42,706	115,959
Unrealized gain on digital assets			n/a	3,890,847
Balance at September 30, 2025		$47,351,196	n/a	$73,205,725	640,031	$73,983

(a) In the first quarter of 2025, we purchased bitcoin using $4.37 billion of the net proceeds from sales under our class A common stock at-the-market offering program then-in effect, $1.99 billion of the net proceeds from our issuance of our 0% Convertible Senior Notes due 2030, $593.7 million of the aggregate net proceeds from the initial public offering of our 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (“STRK Stock”) and sales under our STRK Stock at-the-market offering program, and $710.0 million of the net proceeds from the initial public offering of 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share (“STRF Stock”).

(b) In the second quarter of 2025, we purchased bitcoin using $5.19 billion of the net proceeds from sales under our class A common stock at-the-market offering programs then-in effect, $979.7 million of the net proceeds from our initial public offering of 10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share (“STRD Stock”), $163.0 million of the net proceeds from sales under the STRF Stock at-the-market offering program, and $438.0 million of the net proceeds from sales under the STRK Stock at-the-market offering program.

(c) In the third quarter of 2025, we purchased bitcoin using $209.5 million of the net proceeds from the STRF Stock at-the-market offering program, $153.0 million of the net proceeds from the STRK Stock at-the-market offering program, $48.5 million of the net proceeds from the STRD Stock at-the-market offering program, $2.07 billion of the net proceeds from the class A common stock at-the-market offering program, and $2.47 billion of the net proceeds from the initial public offering of our Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share.

STRATEGY INC

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2024	447,470	$58,863.90	$26,339,829	$108,388.88	$48,500,772	$93,390.21	$41,789,317
March 31, 2025	528,185	$76,555.00	$40,435,222	$109,358.01	$57,761,287	$82,444.71	$43,546,079
June 30, 2025	597,325	$74,420.69	$44,453,357	$112,000.00	$66,900,427	$107,751.68	$64,362,798
September 30, 2025	640,031	$105,119.70	$67,279,817	$124,533.00	$79,704,922	$114,378.49	$73,205,725

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (the Company’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by the Company at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of the Company’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) the Company may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.